DODGE & COX FUNDS

(a Delaware Statutory Trust)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Charles F. Pohl, Dana M. Emery, Thomas M. Mistele, and Roberta R.W. Kameda, and each of them, his/her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him/her in his/her name, place and stead, in any and all capacities, to sign the registration statement of Dodge & Cox Funds and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Date

/s/ Charles F. Pohl	June 3, 2014
Charles F. Pohl, Chairman & Trustee

/s/ Dana M. Emery	June 5, 2014
Dana M. Emery, President & Trustee

/s/ Thomas A. Larsen	June 4, 2014
Thomas A. Larsen, Trustee

/s/ Ann Mather	June 4, 2014
Ann Mather, Trustee

/s/ Robert B. Morris	June 3, 2014
Robert B. Morris III, Trustee

/s/ Mark E. Smith	June 3, 2014
Mark E. Smith, Trustee

/s/ Gary Roughead	June 4, 2014
Admiral Gary Roughead, Trustee

/s/ John B. Taylor	June 3, 2014
John B. Taylor, Trustee

/s/ John M. Loll	June 4, 2014
John M. Loll, Assistant Treasurer &
Assistant Secretary

/s/ David H. Longhurst	June 5, 2014
David H. Longhurst, Treasurer

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